Exhibit 99.1

National Interstate Corporation Announces Management Changes

RICHFIELD, Ohio, December 8, 2005/PRNewswire-FirstCall via COMTEX/—National Interstate Corporation (Nasdaq: NATL) today announced management changes designed to promote the Company’s previously announced organizational objectives related to its executive management team:

•	To begin preparing the organization and its management for an orderly transition of the Company’s executive management structure.

•	To reorganize current management assignments to better focus on the Company’s high impact opportunities.

•	To challenge and prepare our key managers for future assignments.

Gary Monda will assume the role of Vice President and Chief Investment Officer. In this newly created position, Mr. Monda will oversee the Company’s growing investment portfolio. In addition, Mr. Monda will manage and develop the internal audit and investor relations functions that were established last year in conjunction with the Company’s initial public offering. Mr. Monda who has served as Vice President and Chief Financial Officer since joining the Corporation in 1999, will continue to report to Alan Spachman, Chairman and President.

Julie McGraw has been appointed Vice President and Chief Financial Officer. Ms. McGraw has 20 years of financial experience, and most recently was Vice President, Chief Financial Officer and Treasurer of HMI Industries, Inc. As Chief Financial Officer, Ms. McGraw will be responsible for managing the Company’s accounting and financial reporting functions, including compliance with SEC and state regulatory requirements. Ms. McGraw will report to Mr. Spachman.

Mr. Spachman commented, “Our public company status and continued growth has added complexity to our financial functions requiring enhanced oversight by senior management. These changes allow us to leverage Mr. Monda’s extensive experience and knowledge of the Company, and through the addition of Ms. McGraw, further strengthen our executive team to meet the increasing financial and compliance demands.”

In addition to these changes, the Company has accepted the resignation of Mary Kapferer, Assistant Vice President and Chief Accounting Officer. Ms. Kapferer will assist during the transition of responsibilities and with year-end requirements. National Interstate will also leverage its relationship with Great American Insurance Company by using resources directed by Paul Severt, Assistant Vice President of Great American Insurance Company. Mr. Severt has previously assisted National Interstate with its accounting, reporting and Sarbanes-Oxley compliance.

About National Interstate Corporation

National Interstate Corporation (Nasdaq: NATL), founded in 1989, is a specialty property and casualty insurance company with a niche orientation and focus on the transportation industry. National Interstate differentiates itself within its markets by offering insurance products and services designed to meet the unique needs of targeted insurance buyers that we believe are underserved by the insurance industry. Our core products include property and casualty insurance for transportation companies, group captive insurance programs for transportation companies that we refer to as our alternative risk transfer operations, specialty personal lines, primarily recreational vehicle coverage, and transportation and general commercial insurance in Hawaii and Alaska. We offer our products through multiple distribution channels including independent agents and brokers, affiliated agencies and the Internet. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Co. Ohio-based National Interstate, a subsidiary of American Financial Group, Inc. (NYSE: AFG; Nasdaq), is headquartered in Richfield, Ohio, near Cleveland, Ohio.

Forward Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this Form 10-Q relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot provide assurance that actual results will not differ from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations.

The forward-looking statements herein are made only as of the date of this report. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Tanya Inama

877-837-0339

investorrelations@nationalinterstate.com